                                                                    EXHIBIT 10.7

                    CHARTER PROGRAMMER AFFILIATION AGREEMENT


THIS AGREEMENT is made as of the 6th day of October, 1997, by and between Wink Communications, Inc., a California corporation ("Wink"), whose address is 1001 Marina Village Parkway, Alameda, CA 94501 and Court TV, a New York general partnership ("Programmer"), whose address is 600 Third Avenue, New York, NY 10016.

1.      GRANT OF LICENSE

1.1 Wink hereby grants to Programmer the non-exclusive license to use Wink ITV Studio, Wink ITV Broadcast Server, and Wink provided Server Modules version 1.0 and 1.x updates (hereinafter collectively referred to as "Wink Software") to deliver interactive program(s) which utilize the vertical blanking interval ("VBI") or an MPEG private data stream provided concurrently with the corresponding video signal and are compliant with the Wink interactive communications application protocol ("Interactive Programs") to all Programmer viewers in the continental United States, Alaska, Hawaii, the US territories in the Caribbean and Canada.

1.2 This License is not transferable, nor may any rights hereunder be transferred, assigned or sub-licensed in whole or in part without Wink's prior written consent. In the event of a change in ownership or ownership structure of Programmer, right to license will be assigned to new ownership entity, provided programming remains substantially the same.

1.3 Programmer can only use the Wink software to provide Interactive Programs with the video programming service listed in Exhibit A. Programmer must notify Wink in writing at least 30 days prior to commencing transmission of Interactive Programs with a video programming service. Programmer agrees to adhere to the technical specifications for the insertion of Interactive Programs provided in Exhibit A. Exhibit A may be amended from time to time by Programmer upon 30 days prior written notice, except that insertion points outside of Programmer's facilities, including but not limited to local insertion by participating cable operators, requires the mutual consent of the parties.

1.4 During the term of this agreement, Wink agrees to grant Programmer a right of first refusal to license the Wink Software for other video programming services than those listed in Exhibit A, or for territories other than those listed in paragraph 1.1 above. Such license would be granted on Wink's then prevailing standard commercial terms.

2.      TERM

2.1 The term of this Agreement shall commence on the date of execution of this Agreement and terminate three (3) years thereafter.

2.2 Programmer can elect to terminate with 30 days written notice if any of the following occur: (i) the commencing by Wink of a voluntary case under applicable bankruptcy laws; (ii) the adjudication that Wink is bankrupt or insolvent; or (iii) the filing by Wink of a petition seeking to take advantage of any other law providing for the relief of debtors.

2.3 Both parties have the right to terminate the license agreement after one year of national broadcasting or 15 months of local insertion of Interactive Programs [deemed to commence as of October 8, 1997], whichever comes first. The terminating party must give written notice of their intent to terminate no less than 30 days prior to the termination date, and can only exercise this right in the 30 days prior to the one year anniversary of national broadcasting or 15 months of local insertion of Interactive Programs, whichever comes first.

3.      INTEGRATION AND PROGRAMMING

3.1 Wink will distribute the Interactive Programs defined in Exhibit A through local insertion at participating System Operator's (as defined in Exhibit D) facilities at the System Operator's discretion until six months from the effective date of this agreement or until a digital uplink capability is made available by Wink and accepted by Programmer, whichever is later. Upon the release of Wink Software enabling digital uplink of Interactive Programs, and Programmer's acceptance of such software, which shall not be unreasonably withheld, Programmer will distribute said programs through it's national uplink or broadcast facilities. Regardless of the insertion point for the Interactive Programs, Programmer agrees to provide the Required Interactive Programs in accordance with Exhibit A.

3.2 Prior to release of digital uplink capability, Wink agrees to encourage System Operators with whom Programmer already has an agreement for carriage to insert Programmer's Interactive Programs into the local VBI of Programmer video programming. Wink makes no guarantee that System Operators will agree to local insertion or retransmission of Programmer's Interactive Programs.

3.3 Programmer and Wink agree to collaborate to enable the installation and integration of the Wink Broadcast Server into Programmer's facilities within 60 days of release of software upgrade cited above, and to ensure the reliable transmission of the Interactive Programs. Wink expects that the Wink Broadcast Server revision supporting digital uplinking will be delivered and installed within 6 months of the effective date of agreement.

        [Wink] is responsible for providing all equipment necessary to run the Wink Software on Operator's premises, and to enable insertion of Interactive Programs into the appropriate video signals. Exhibit E provides a preliminary list of such equipment, and is subject to a final site visit by Wink's Operations department. Programmer will be presented with a final list of equipment no later than 14 days after a site visit by Wink's technical staff.



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

3.4 Wink agrees to provide free weekly reporting to Programmer of all response traffic-generated by Programmer viewers and collected by Wink's Data Center. Programmer accepts Wink's terms for all other response traffic and reporting, as outlined in Exhibit B.

3.5 Included in the license fees outlined in Exhibit C are production consulting and training service. Wink staff will train Programmer's personnel on the operation of all tools necessary to operate and create Programmer's interactive applications.

4.      RATES AND DEPLOYMENT

4.1 Programmer agrees to remit the license fees and other payments as described in Exhibit C on a timely basis in the manner described below.

4.2 At the end of each quarter CourtTV will report to Wink on incremental gross revenue generated by CourtTV from Wink program and ad enhancements, and will pay Wink [*] of such gross revenues until the cumulative accrued license and installation fees are paid. Unrecovered accrued license and installation fees are added to the next quarter's accrued license fees. Incremental gross revenues generated by Wink include ad and sponsorship premiums, gross margins on Wink transactions and other activity directly attributable to Wink. The method described in this paragraph is the only way Wink can recover accrued license fees.

4.3 Programmer agrees to provide the Interactive Programs to any multichannel video operator in the United States or Canada with whom Programmer already has an agreement for carriage of Programmer's video programming ("System Operators") under the terms described in Exhibit D, and agrees that Wink may provide a copy of Exhibits A and D to any System Operator as evidence of Programmer's agreement to supply the Interactive Programs under such terms.

4.4 Programmer may choose to utilize other products and services of Wink from time to time under this Agreement. These services will be extended by Wink to Programmer at the then prevailing retail rate.

5.      PAYMENT TERMS

5.1 Programmer will remit quarterly revenue report along with payment of appropriate Wink revenue share within 45 days of the close of the quarter. Wink will send Programmer a statement of license fees outstanding on a quarterly basis.

--------

        * Confidential treatment has been requested with respect to certain portions of this exhibit pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed with the Commission.


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

6.      PROMOTION AND RESEARCH

6.1 The parties agree to issue a joint press release announcing this agreement on or before October 8, 1997, unless the parties mutually agree to delay the press release. Wink will provide Programmer with a draft of this release by October 6, 1997.

6.2 Wink agrees to provide notice to Programmer of the date by which individual System(s) shall have enabled their respective subscribers to receive interactive programming using Wink Software. Wink shall provide such notice in advance to the extent reasonably practicable, but in no event shall such notice be received later than the commencement date by which any such System shall have agreed to first enable its subscribers to receive the interactive programming.

6.3 Wink agrees to use reasonable efforts to promote and feature Programmer's Interactive Programs in Wink's cable marketing efforts in which it lists content or content providers, including during meetings with cable operators and the press, during industry trade shows and in printed and other marketing communications materials. This commitment does not prevent Wink from creating marketing materials, events or exhibits that highlight particular programming categories or partnerships. Wink will also use reasonable efforts to assist Programmer in achieving it's marketing objectives in materials prepared by third parties, such as cable equipment manufacturers and cable operators. Programmer agrees to promote it's participation as a charter Wink programmer to cable operators, and to serve as a press reference for Wink during the effective term of the agreement.

6.4 During the period in which Progammer's services are not distributed through Programmer's national uplink, Wink agrees to promote Programmer's locally inserted Interactive Programs to System Operators with whom Programmer has existing distribution agreements. These discussions will take place upon execution of affiliation agreements between Wink and said System Operators. Programmer also agrees to provide Programmer's data for such local insertion through Wink's national data network, as described in Exhibit A. Local insertion of Programmer's Interactive Programs will be extended at the discretion of the System Operator.

6.5 Programmer agrees to cooperate with Wink and System Operators in promoting Programmer's Interactive Programs. Wink and System Operators may prepare marketing materials relating to the Interactive Programs and may use Programmer's name, logo and screen shots (collectively, "Programmer's Marks") from the Interactive Programs, provided that such materials are submitted to Programmer for review and approval prior to distribution. Programmer's approval of such materials shall not be unreasonably withheld. Wink hereby acknowledges and agrees that, as between Wink and Programmer, Programmer is the sole owner of all right, title and interest in and to the Programmer's Marks. All uses of the Programmer's Marks shall inure to the benefit of Programmer. Upon any expiration or termination of this Agreement, Wink shall delete and discontinue all use of the Programmer's Marks. At no time during or after the term of this Agreement shall Wink challenge or assist others to challenge the Programmer's Marks or the registration thereof or attempt to assist another in the attempt to register any trademarks, marks or similar rights for marks the same as or confusingly similar to the Programmer's Marks.


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



6.6 Wink may, from time to time, undertake marketing tests and surveys, rating polls and other research in collaboration with Programmer. Programmer shall provide Wink with reasonable assistance at no cost to Programmer in conducting such research with respect to Programmer's viewers. Programmer agrees that Wink will have access to all such research regarding the deployment, launch, and usage of Wink service by Programmer viewers. Wink agrees to provide copies of final reports from such research activity to Programmer. Wink will also provide any raw data specific to Programmer's Interactive Programs upon request.

6.7 Programmer understands and accepts that Wink will be providing reports on viewer responses to the Interactive Programs to System Operator(s) for responses that originate from System Operator's subscribers, and to advertisers and other parties for responses that originate from Interactive Programs paid for or sponsored by such parties. Wink agrees that reports providing specific data regarding viewer responses to Programmer's Interactive Programs, including data on Wink viewer responses to advertising on Programmer's Programming Services, will not be made available to other broadcast or cable networks, except in aggregated form that does not identify Programmer or specific Programmer viewer data.

7.      WARRANTY

        Wink hereby represents and warrants to Programmer that the Wink Software will operate and perform in accordance with all published specifications with respect thereto and that the Wink Software is capable of enabling the applications described in Exhibit A.

8.      INDEMNIFICATION

        Wink shall indemnify, defend and hold harmless Programmer, its parents, subsidiaries, and affiliates and their respective officers, directors, employees and agents from and against any and all damages, liabilities, costs and expenses (including, without limitation, reasonable attorneys fees and amounts paid in settlement) they may suffer or incur which arises out of or as a result of any, claim, demand, action, suit or proceeding in which it is alleged that the Wink Software or any part thereof violates or infringes any patent or copyright or other intellectual property right of any third party or constitutes a misappropriation of any third party's trade secrets.

9.      NOTICES

        All notices, statements, and other communications given hereunder shall be in writing and shall be delivered by facsimile transmission, personal delivery, certified mail, return receipt requested, or by next day express deliver, addressed, to the addresses provided in the first paragraph of this Agreement, and to the attention of:

               If to Wink:
               Vice President, Content



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



               If to Programmer:
               Senior Vice President, Business Development

        The date of such facsimile transmission, telegraphing or personal delivery or the next day if by express delivery, or the date three (3) days after mailing, shall be deemed the date on which such notice is given and effective.

10.     WINK TRADEMARKS

        All rights, title and interest in and to the Wink Software or other rights, of whatever nature, related thereto shall remain the property of Wink. Further, Programmer acknowledges and agrees that all names, logos, marks, copyright notices or designations utilized by Wink in connection with the service are the sole and exclusive property of Wink, and no rights or ownership are intended to be or shall be transferred to Programmer.

11.     REPRESENTATION

11.1 Wink represents and warrants to Programmer that (i) it is a corporation duly organized and validly existing under the laws of the State of California; (ii) Wink has the corporate power and authority to enter into this Agreement and to fully perform its obligations hereunder (iii) Wink is under no contractual or other legal obligation which in any way interferes with its ability to fully, promptly and completely perform hereunder.

11.2 Programmer represents and warrants to Wink that (i) Programmer is a general partner ship duly organized and validly existing under the laws of the State of New York; (ii) Programmer has the requisite power and authority to enter in this Agreement and to fully perform its obligations hereunder; and (iii) Programmer is under no contractual or other legal obligation which in any way interferes with its ability to fully, promptly and completely perform hereunder.

12.     CONFIDENTIALITY

        Each party agrees that it will not use, except in the performance of its obligations under this Agreement, and will not disclose or give to others, any of the other party's Confidential Information (as defined below). Without limiting the generality of the foregoing, each party will (i) restrict the disclosure of the other party's Confidential Information to those of its employees who require such information for purposes of performing its obligations hereunder, (ii) inform each such employee of the confidential nature of the information disclosed, (iii) prevent the use or disclosure by its employees of such Confidential Information, except as provided herein, and (iv) promptly notify the other party of any use or disclosure of the Confidential Information, whether intentional or not, which violates the provisions of this Paragraph 12. For purposes of this Agreement, the term "Confidential Information" means all technical, business and other information disclosed by one party to the other that derives economic value, actual or potential, from not being generally known to other persons, including, without limitation, technical and non-technical data, devices, methods, techniques, drawings, processes, computer programs, algorithms, methods of operation, financial data, financial plans, product plans, and lists of actual or potential customers or suppliers. Confidential Information does not include information which does not constitute a trade secret under applicable law after the second anniversary date of the expiration of this Agreement. The parties agree to keep the terms of this Agreement confidential, but acknowledge that certain disclosures may be required by law. Programmer understands and acknowledges that Wink may provide copies of Exhibits A and D to System Operators.

13.     TERMINATION

13.1 Except as otherwise provided herein, neither Programmer nor Wink may terminate this Agreement except upon sixty (60) days prior written notice and then only if the other has made a misrepresentation herein or breaches any of its material obligations hereunder and such misrepresentation or breach (which shall be specified in such notice) is not or cannot be cured within sixty (60) days of such notice.

13.2 Notwithstanding the above, Wink will have the right to terminate this Agreement or all or any licenses granted herein if Programmer fails to comply with any of its material obligations under this Agreement. Should Wink elect to exercise this right to terminate for nonperformance, it must be done in writing specifically setting forth those items of nonperformance. Programmer will then have thirty (30) days from receipt of notification to remedy the items of nonperformance. Should Programmer fail to correct these items of nonperformance, then Wink may terminate this agreement and any license granted herein. Wink's termination of this Agreement shall be without prejudice to any other remedies Wink may have, including, without limitation, all remedies with respect to the unperformed balance of this Agreement; provided, however, that if Programmer has not made payment of the fees or charges due hereunder and such nonpayment continues after thirty (30) days prior written notice by Wink, then Wink may terminate this Agreement or any license granted herein. Not withstanding the foregoing, the thirty (30) day payment term does not apply to license and installation fees accrued in the manner described in paragraph 4.2 herein.

13.3 Upon expiration of the term (including any extensions thereof) of this Agreement or upon the termination of this Agreement or of any license granted hereunder for any reason, all rights of Programmer to use the Wink Software will cease and Programmer will immediately (i) grant to Wink access to its business premises and the Wink Software and allow Wink to remove the Wink Software and Wink owned equipment, (ii) purge all copies of all Wink Software from all computer processors or storage media on which Programmer has installed or permitted others to install such Wink Software, and (iii) when requested by Wink, certify to Wink in writing, signed by an officer of Programmer, that all copies of the Wink Software have been returned to Wink or destroyed and that no copy of any Wink Software remains in Programmer's possession or under its control.

13.4 Programmer has the right to suspend the airing of Interactive Programs if the transmission interferes with the airing of Programmer's video programming or Wink fails to provide weekly


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



        reports regarding usage of Programmer's Interactive Programs, and may continue such suspension until Wink has resolved such problems to Programmer's satisfaction.

14.     GENERAL

The parties agree that in the event it is necessary to employ attorneys to enforce the terms of this Agreement, the prevailing party in any lawsuit shall be entitled to an award of reasonable attorneys' fees and court costs.

a) This Agreement may not be assigned without prior written mutual consent of Programmer and Wink.

b) This Agreement may be amended only by an instrument in writing, executed by Programmer and Wink.

c) This Agreement Will be governed in all respects by the laws of the State of California.

d) This Agreement represents the entire agreement between the parties and supersedes and replaces all prior oral and written proposals, communications and agreements with regard to the subject matter hereof between Programmer and Wink.

IN WITNESS WHEREOF, the parties by their duly authorized representatives have entered into this Agreement as of the Effective Date.

WINK COMMUNICATIONS, INC.              COURT TV


By:     /s/ ALLAN THYGESEN             By:        /s/ GLENN MOFF
    -----------------------------         --------------------------------
Name:   Allan Thygesen                      Name: Glenn Moff
     ----------------------------                -------------------------
Title:  Vice President                      Title:  10/6/97
      --------------------------                  ------------------------



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


EXHIBIT A: PROGRAMMING SERVICES

Description of Programming Services:


                   START OF WINK        VIDEO              ICAP           VIRTUAL          INSERTION
NAME                PROGRAMMING         (A/D)            LOCATION           CH?              POINT
----                -----------     ---------------      ----------       -------          ----------
                                    Analog (local)          TBD              No              Local
CourtTV             On-going        digital (nat'l)       MPEG PID           No              National

Specific Description of Required  Interactive Programs:

- One video overlay applications displayed on-demand atop Court TV's video signal, and providing viewers access to enhanced information regarding trials and other programming without leaving Court TV

-   Applications will be available on 24 hours a day, 7 days a week

- Information will be updated at the editorial discretion of Programmer. Programmer intends to update information each business day, provided new information about trials is available.

- Court TV will incorporate Wink tags on their World Wide Web site. This data will be incorporated into an application by Wink and distributed to the local broadcast servers of System Operators who have agreed to locally distribute Court TV's interactive programs.

- It is expected that the transmission of the Required Interactive Programs will require band width equivalent to 1 VBI line = 10 kbit/s.

- Wink will assist Court TV in the development of additional interactive programs currently under consideration, such as CLE programs and Legal Cafe application and breaking news about trials CourtTV is not airing


Contact Information:


ISSUE                     ADDRESS          CONTACT(S)        PHONE/FAX/E-MAIL
-----                     -------          ----------        ----------------
Actual Contact Info:

TBD



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

EXHIBIT B: WINK RESPONSE CENTER SERVICES



Polls by Zip Code - Report Only

1-100,000  transactions/mo.                   [
100,000    transactions/mo.

                                                               *

Polls by System - Report Only

1-250,000 transactions/mo.
251,000    transactions/mo.                                      ]

1. Minimum monthly charges per application include UIC (Universal ICAP code) registration.

2. All volume price breaks are based on total monthly transaction volume by advertiser registering for the Wink Response Network service. The price breaks are based on the "average" for the month. That is, the lowest price applies to all transactions for the month.


PURCHASE AND REQUEST TRANSACTION FEES INCLUDE/EXCLUDE;

1. Daily name & address lists delivered by fax, email, or electronic FTP or mailbox.

2.      UIC and application registration.

3.      Standard report showing number of responses per day per ad per city.

4. Viewer credit card information if it is "on file" with the WRS. If not, for [*], Wink will mail a "purchase confirmation" to the viewer to add the credit card, and provide a list of viewers who did not supply their credit card.

5.      Interface to standard EDI VAN for [*].


FULFILLMENT EDI/API

-       Standard interface set-up fee

-       Non-standard Interface

-       Interface License/Maintenance fee

SET UP FEES-RESPONSE SERVICES

-       Advertiser                      [

-       Content Provider

REPORT GENERATION FEES


RESPONSE DATA CENTER PRODUCTS                          *


-       Purchase confirmation mailer

-       List of responders who do not respond to

-       purchase confirmation mailers

-       Branded envelope

-       Advertiser/Programmer Purchase Points Club                     ]



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



EXHIBIT C: WINK SOFTWARE AND SERVICES PRICING

This charter pricing is predicated upon Programmer continuing to participate in the Wink trials and roll outs through the provisioning of data for the Interactive Programs described in Exhibit A, and on Programmer airing the first Interactive Programs through Programmer's national signal within 30 days of acceptance of the Wink Broadcast Server.

All on-going fees accrue monthly. The installation and integration fees accrue upon Programmer's acceptance of the successful installation of the Broadcast Server featuring digital uplinking capability, and transmission and receipt by Wink testers of one nationally inserted test application defined by Wink ("First Air Date"). Such acceptance shall not be unreasonably withheld. The Broadcast Server license fees commence on the first of the month following the First Air Date, and the WebCore license fees and technical support fees commence on the one year anniversary of the First Air Date.


                                  ON-GOING     FIRST YEAR     FIRST YEAR     YR. 2 & 3    TOTAL 3-YR
                                 OR ONE-TIME   PRICE (PER        PRICE         PRICE        CHARTER
                                   COSTS        MONTH)         (TOTAL)     (PER MONTH)      PRICE
                                 -----------   ----------     ----------   -----------    -----------
Broadcast Server                 On-going       [
WebCore Module                   On-going
Tech Support                     On-going
SUBTOTAL                         ON-GOING
Installation and integration     One-time                          *
Studio site license (5 seats)    One-time
Studio/WebCore training (3x2days)One-time
SUBTOTAL                         ONE-TIME
TOTAL                            BOTH                                                          ]

Wink reserves the right to increase license fees annually after the first 12 months of the contract period by the percentage increase in the consumer price index for goods and services for the prior 12 months.

The above pricing for installation and integration covers all work necessary to enable Programmer's initial Interactive Programs, as defined in Exhibit A. It does not cover detailed integration with Programmer's ad insertion system.

OPTIONAL SERVICES

Custom interface work (ad insertion and traffic systems, etc.)   [
Phone training and consulting beyond standard package                   *
Application development
Travel expenses are billed separately at cost                                  ]

EXHIBIT D: PROGRAMMER'S TERMS FOR CARRIAGE OF INTERACTIVE PROGRAMS

Programmer:                  Court TV
Programming Service:         Court TV

This Agreement sets forth the terms and conditions for the national distribution of Wink ITV Applications ("Interactive Programs") to any multichannel video operator in the United States or Canada with whom Programmer already has an agreement for carriage of Programmer's video programming ("System Operator").

1.  BACKGROUND

Programmer has created one or more Interactive Programs which are compliant with the Wink Communications, Inc. ("Wink") interactive communications application protocol. The Interactive Programs are transmitted by Programmer using either the vertical blanking interval ("VBI") of the corresponding video signal, or using MPEG private data streams provided concurrently with the corresponding video signal(s).

System Operator distributes one or more of Programmer's signals through one or more of the following: cable, satellite and MMDS (wireless cable).

2.  EFFECTIVE DATE AND TERM

The term of this Agreement shall commence on the date of Programmer's execution of this Agreement and terminate three (3) years thereafter, unless Programmer and Wink terminate their Charter Programmer Affiliation Agreement in accordance with the terms of that agreement.

This Agreement will automatically renew for one year periods unless either party notifies the other at least 90 days prior to the end of the then-current term of that party's intent not to renew.

3.  INTEGRITY OF INTERACTIVE PROGRAMS

Programmer will ensure that the Interactive Programs meet Wink's criteria for Wink compliant applications (See Attachment 1). Programmer agrees that each Interactive Program shall have been either successfully tested by Programmer or certified as compliant by Wink prior to the Delivery to System Operator for distribution.

Programmer understands that failure to meet the above criteria could result in System Operator suspending the distribution of one or more Interactive Programs until such time as all Interactive Programs are certified by Wink to be in compliance.



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

4.  DISTRIBUTION

Programmer hereby grants System Operator a non-exclusive license to distribute the Interactive Programs delivered in the VBI or MPEG of Programmer's video signal or through System Operator's local insertion equipment during the period prior to Programmer's insertion of such Interactive Programs in it's digitally uplinked signal. Programmer agrees that each Interactive Program shall have been either successfully tested by Programmer or certified as compliant by Wink prior to the Delivery to System Operator for distribution, and shall bear any associated costs of such testing.

Programmer agrees not to charge System Operator fees associated with Interactive Programs for the term of this Agreement. Likewise, System Operator agrees that no fees or charges will be due from carriage or retransmission of the Interactive Programs as provided for hereunder.

Programmer will provide System Operator written notice at least 30 days prior to discontinuing national transmission of all Interactive Programs.

It is a condition of System Operator's right to carry the Interactive Programs that System Operator shall distribute Programmer's Interactive Programs without modification, and that System Operator may not modify or enhance any VBI lines described in Exhibit A. Programmer agrees that System Operator may copy the Interactive Programs for simultaneous transmission in different encoding formats other than what Programmer currently uses including but not limited to, other VBI formats, out of band channels, and MPEG2 private data streams; provided such Interactive Programs are presented together with the original corresponding video to System Operator's subscribers, and that such copying is done to enable System Operator's subscribers to properly receive and display the Interactive Programs on their set top box or television set.

System Operator can, if permitted in Exhibit A, locally insert Interactive Programs as instructed by Programmer. System Operator is solely responsible for any costs associated with such local insertion. Programmer will notify System Operator of changes to any such permissions through amendments to Exhibit A provided at least 30 days prior to the effective date of such requirements. System Operator may suspend transmission of the Interactive Program during the insertion by System Operator of local advertising avails as authorized in any separate agreements between Programmer and System Operator.

5.  RESPONSE NETWORK

Programmer agrees to utilize the Wink Response Network for two-way Interactive Programs. Programmer also agrees to use Wink Communication's standard scripts and guidelines for response applications.

6.  MARKETING MATERIALS

System Operator may prepare marketing materials relating to the Interactive Programs and may use Programmer's name, logo, and screen shots from the Interactive Programs in such marketing materials,


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

provided that such materials are submitted to Programmer for review and approval prior to distribution. Programmer's approval of such marketing materials shall not be unreasonably withheld or delayed.

7.  SCOPE

This Agreement does not interfere with or negate other Agreements between Programmer and System Operator. This Agreement represents all of the terms and conditions for Programmer providing Interactive Programs. This Agreement may be updated from time to time only by express written consent of Programmer.


PROGRAMMER

By:    /s/ GLENN MOFF
   ------------------------------------------
Name:  Glenn Moff
     ----------------------------------------
Title: Associate General Counsel
      ---------------------------------------
Date:   10/6/97
     ----------------------------------------




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

                            EXHIBIT D - ATTACHMENT 1
                                  CRITERIA FOR
                           WINK COMPLIANT APPLICATION

- All applications must be registered and contain a unique universal ICAP code (UIC) prior to being broadcast.

- Registered applications have passed a standard set of tests which validate:

        o that the application can be delivered through the VBI or MPEG, will arrive as appropriate, and can be decoded in the Wink engine.

        o       that the application does not generate error messages.

        o       that the application receives scheduled updates, if applicable.

        o that the application passes minimum acceptable latency standards.

        o that the application does not cause System Operator technical or operational problems.

        o that the application, if two-way, generates the appropriate routing address and usage data.


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


EXHIBIT E: PRELIMINARY EQUIPMENT LIST

To be delivered upon the availability of national uplink capability:

Wink Broadcast Server and WebCore

* Sun Sparc 20 or faster, with 64MB RAM, 1 GB+ hard disk, Solaris 2.4 or 2.5, CD-ROM, Ethernet connection to Programmer's LAN, dial-up modem, tape or other backup mechanism (in Q1 of 1998, Programmer may also use a Windows NT workstation with similar specifications)

* LAN/serial connections to digital encoder, ftp site (for data), other hardware as necessary

*       PC w/ Windows 95 and Ethernet connection to run WBS remote GUI

Wink Studio

* Pentium Windows PC with 16MB+ RAM, 1GB+ hard disk, 1024x768x256 color graphics, 17"+ monitor, Ethernet connection to enable electronic delivery of applications to the WBS, Internet access to enable electronic access to Wink's Data Center

Test equipment

*       GI CFT-2200 set top box, marketing firmware

*       High grade video source (Beta SP w/TBC or better)

*       Coax Modulator



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